UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2022 (November 29, 2022)

HUDSON EXECUTIVE INVESTMENT CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-39931	85-2658967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O MILBANK LLP 55 HUDSON YARDS New York, New York 10001
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 521-8495

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	HCIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HCII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HCIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 29, 2022, Hudson Executive Investment Corp. II (the “Company”) issued a press release announcing that the Company’s board of directors has determined to dissolve and liquidate the Company in accordance with its governing documents because it will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation. All outstanding shares of common stock of the Company issued in connection with the Company’s initial public offering will be redeemed at a per-share redemption price of approximately $10.10, such redemption expected to occur on December 21, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release, dated November 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON EXECUTIVE INVESTMENT CORP. II

By:	/s/ Ira Mosberg
Name:	Ira Mosberg
Title:	Chief Financial Officer

Dated: November 30, 2022